Exhibit 99.1
For Immediate Release
June 20, 2023

PNM Resources and Avangrid agree to merger extension

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) and Avangrid have mutually agreed to an amendment and extension of their merger agreement through December 31, 2023. The agreement can be further extended by three months upon mutual agreement from the companies.

The companies’ merger agreement was announced in October 2020 and has approval from five federal agencies and the Public Utility Commission of Texas. A stipulated agreement providing more than $300 million in benefits to New Mexico customers and communities was rejected by the NMPRC in December 2021 and has been under appeal with the New Mexico Supreme Court.

“Our merger with Avangrid remains the right path for the future of our customers, communities, employees, shareholders and the environment,” said Pat Vincent-Collawn, PNM Resources Chairman and CEO. “Throughout the process to amend and extend the merger, we continued to prioritize the financial strength of our standalone business, ensuring we provide reliable and affordable service and delivering results.

The New Mexico Supreme Court has scheduled oral arguments in the case to be held on September 12, 2023. The Court does not have a statutory deadline for a decision on the appeal. Filings pertaining to the Court appeal, along with the NMPRC application, are available at https://www.pnmresources.com/investors/rates-and-filings.aspx.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2022 consolidated operating revenues of $2.2 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to more than 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 2.7 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

Contacts:
Analysts            Media
Lisa Goodman            Ray Sandoval
(505) 241-2160        (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of the Company by Avangrid, Inc. (the “Merger”) which may adversely affect the Company’s business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any remaining required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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